                                                                   Exhibit 10.11

                                TalentPoint, Inc.

                            SENIOR SUBORDINATED NOTE

This Note has not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred in the absence of such registration or an exemption therefrom under such Act.

This Note and the rights and obligations evidenced hereby are subordinate, in the manner and to the extent set forth in that certain Subordination Agreement (the "Subordination Agreement") dated as of June 13, 2000, among TalentPoint, Inc., Parthenon Investors, L.P., PCIP Investors, and Fleet National Bank, to the indebtedness (including interest) owed by the Borrower pursuant to the Loan Agreement; and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

This note was originally issued with original issue discount for federal income tax purposes. For federal income tax information regarding the amount of the original issue discount and the issue price, issue date and yield to maturity of this Note, contact the Chief Financial Officer of TalentPoint, Inc. by telephone at (610) 971-9171.

U.S. $9,659,436                                                    June 16, 2000


     FOR VALUE RECEIVED, TalentPoint, Inc., a Pennsylvania corporation (the "Company"), hereby promises to pay to Parthenon Investors, L.P., or registered
--------
assigns (the "Noteholder"), at the Company's principal office, or at such other
              ----------
place as the Noteholder shall from time to time have designated to the Company in writing, on June 16, 2004 (the "Maturity Date"), NINE MILLION SIX HUNDRED
                                   -------------
FIFTY NINE THOUSAND FOUR HUNDRED THIRTY SIX United States Dollars (U.S. $9,659,436) (the "principal amount"). Interest will accrue daily (computed on
                  ----------------
the basis of a 360-day year) on the principal amount hereof from time to time unpaid to and including June 16, 2001 at a rate of thirteen percent (13.0%) per annum, and thereafter to and including the Maturity Date at a rate of sixteen percent (16.0%) per annum), and shall accrue on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest, at a rate of four percent (4.0%) in excess of the interest rate otherwise then applicable. Subject to Section 5 hereof, interest shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 2000, and on the date of any prepayment (in whole or in part), and at maturity, whether by acceleration or otherwise. Interest payable after maturity (by acceleration or otherwise) shall be payable upon demand.

     At the Company's option, each interest payment due on this Note (as defined below), other than interest on overdue principal and overdue installments of interest which shall be paid solely in cash, may be made in cash or by issuing additional senior subordinated notes in an original principal amount equal to the amount of the interest payable (the "Interest Notes"); provided, however,
                                                           --------  -------
that the Company must pay in cash the portion of each interest payment equal to the amount of federal and state taxes that would be owed by the Noteholder (assuming a marginal combined federal and state effective tax rate of 50%) on the interest accrued on this Note, together with any amounts included in the taxable income of Noteholder pursuant to Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, during the interest period in respect of which interest is being paid, as reasonably determined by the Noteholder and furnished to the Company at least 10 days prior to the applicable interest payment date. The Interest Notes shall be in the form of this Note, except that
(a) each Interest Note shall be dated the date of its issuance, (b) Section 1 of each Interest Note shall be modified to reflect the fact that the Interest Note is an Interest Note, and (c) all interest payments on all Interest Notes shall be made solely in cash. Each issuance of Interest Notes shall be made so that each holder of Notes (as hereinafter defined) shall receive Interest Notes in a principal amount bearing the same ratio, as nearly as may be, to the total principal amount of all such Interest Notes then being issued as the principal amount of Notes held by such holder bears to the aggregate principal amount of all Notes then outstanding.

1.   GENERAL.  This Note (this "Note") is one of a series of notes issued
                                ----
pursuant to the Securities Purchase Agreement dated as of June 13, 2000 (the "Agreement") by and among the Company, Parthenon Investors, L.P. and PCIP Investors. Certain capitalized terms used in this Note are defined in Section 6 hereof.

2. PAYMENT PROVISIONS. The Company covenants that so long as this Note is outstanding:

     2.1. Payment at Maturity of Note.  On the Maturity Date, or on any
          ---------------------------
accelerated maturity of this Note under Section 4 hereof, the Company will pay the entire principal amount of this Note then outstanding, together with all accrued and unpaid interest hereon.

     2.2. Voluntary Prepayments.  The Company may at any time and from time to
          ---------------------
time prepay all or any part of the principal amount or accrued but unpaid interest of this Note, without premium or penalty.

     2.3. Prepayment Provisions.  Upon each prepayment of this Note, in whole or
          ---------------------
in part, the Company will pay to the Noteholder the principal amount to be prepaid and any unpaid interest accrued thereon to the prepayment date. From (and including) the date such payment is actually made, interest on the principal amount so prepaid shall cease to accrue. In the case of a partial prepayment, such prepayment shall be made pro rata among all the Notes by principal amount.

     2.4. Manner and Time of Payment.  All payments made by the Company pursuant
          --------------------------
to this Note shall be made without defense, set off or counterclaim, in same day funds and delivered to the holders of the Notes not later than Noon (New York time) on the date such payment is due, provided that funds received by such
                                       --------
holders after Noon (New York time) shall be deemed to have been paid by the Company on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such additional period shall be included in the computation of the payment of interest hereunder.

     2.5. Transfer.
          --------

          2.5.1.  Transfer of Note.  With ten (10) days prior notice to the
                  ----------------
     Company, the Noteholder shall have the right at any time, to sell, assign, transfer or negotiate all or any part of this Note to one or more Persons (other than a Company Competitor). The Noteholder may grant participations in all or any part of this Note or the loans evidenced thereby to one or more Persons. In the case of any sale, assignment, transfer or negotiation of all or part of this Note authorized under this Section 2.5 (but not in the case of a participation), the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were the Noteholder with respect to this Note or the loans evidenced thereby.

          2.5.2.  Registration of Transfer.  The Company shall keep at its
                  ------------------------
     principal office a register in which the Company shall provide for the registration of this Note and for the transfer of the same. Upon surrender for registration of transfer of this Note at the principal office of the Company, the Company shall, at its expense, promptly execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees and, in the case of a transfer in part, such transferor.

          2.5.3.  Transferee; Confidentiality.  In connection with any sale,
                  ---------------------------
     assignment or transfer of this Note or any grant of any participation in this Note, the holder of such Note effecting any such transaction shall give notice to the Company and the Agent Bank of the identity of such parties and obtain agreements from the transferees that all nonpublic information given to such parties respecting the Company and its subsidiaries will be held in strict confidence pursuant to a written confidentiality agreement reasonably satisfactory to the Company.

3. AFFIRMATIVE AND NEGATIVE COVENANTS. The Company covenants that so long as this Note is outstanding:

     3.1. Notice of Default.  The Company will provide to the Noteholder,
          -----------------
promptly on the Company's receipt thereof, any notice of default received by it under any Loan Document.

     3.2. Information.  The Company will provide to the Noteholder all of the
          -----------
documents, financial statements, notices and other information required to be provided to the Agent Bank under the Loan Agreement from time to time or at any time.

     3.3. Books, Records and Inspections.  The Company will permit the
          ------------------------------
Noteholder to visit and inspect any of the Company's properties and the properties of each of its Subsidiaries, to examine their books of account and records, to make copies and extracts therefrom, to observe the taking of any physical inventories of their properties by them or their accountants, to discuss their affairs, finances and accounts with their officers and employees, and their independent public accountants (whose reasonable fees and expenses shall be paid by the Company), all upon reasonable prior notice to the Company and at such reasonable times (during normal business hours) and intervals as the Noteholder requests.

     3.4. Amendments to Other Documents.  The Company will not, and will not
          -----------------------------
permit any of its Subsidiaries to, consent to or request any amendment, modification or supplement to or waiver of any provision of any of the Transaction Agreements (other than the Loan Documents) in a manner that would reasonably be expected to affect the interests of the Noteholder materially and adversely without in each case having obtained the prior written consent of the Noteholder.

     3.5. Minimum EBITDA.  From the date hereof and thereafter for so long as
          --------------
there is any amount outstanding under this Note, the Company and its Subsidiaries shall have consolidated EBITDA not less than the amounts set forth below for the periods set forth below:

     Period                              Amount
     ------                              ------

Three months ended March 31, 2000        $      13,000
Six months ended June 30, 2000             ($1,449,000)
Nine months ended September 30, 2000       ($7,500,000)
Twelve months ended December 31, 2000     ($11,800,000)

Three months ended March 31, 2001          ($3,600,000)
Six months ended June 30, 2001             ($5,500,000)
Nine months ended September 30, 2001       ($6,000,000)
Twelve months ended December 31, 2001      ($4,500,000)

Three months ended March 31, 2002        $   4,000,000
Three months ended June 30, 2002         $   7,000,000
Three months ended September 30, 2002    $   9,000,000

Three months ended December 31, 2002     $  12,000,000

Three months ended March 31, 2003        $  13,000,000
Three months ended June 30, 2003         $  13,000,000
Three months ended September 30, 2003    $  13,000,000
Three months ended December 31, 2003     $  13,000,000

Three months ended March 31, 2004        $  13,000,000

     3.6. Capital Expenditures.  The Capital Expenditures of the Company and its
          --------------------
subsidiaries shall not exceed $3,000,000 in the aggregate for the twelve month period ending December 31, 2000 unless the Company shall have received the consent of the Noteholder.

     3.7. Working Capital Ratio.  The ratio of the Company's current assets to
          ---------------------
the Company's current liabilities shall be at least 1.10 to 1.00. For the purposes of this section, the Company's current liabilities shall not include amounts due under any Note issued pursuant to the Securities Purchase Agreement.

4.   EVENTS OF DEFAULT.

     If one or more of the following events (herein referred to as "Events of Default") shall occur and be continuing:

     4.1. Payment Default.  The Company shall fail to pay (a) any principal of
          ---------------
this Note when the same becomes due and payable, whether upon maturity, prepayment, acceleration or otherwise or (b) any interest on this Note, for a period of five (5) Business Days after the same shall become due and payable or
(c) any other amount due hereunder within 30 days after demand therefor; or

     4.2. Acceleration of Other Indebtedness.  Any default or event of default
          ----------------------------------
shall have occurred under any Indebtedness of the Company or any Subsidiary in excess of $1,000,000 in the aggregate resulting in the acceleration of such Indebtedness, whether by having become due and payable by its terms or by having been declared due and payable prior to its stated maturity; provided, however, that if any such default or event of default is cured by the Company in accordance with the terms of such Indebtedness, then no default shall be deemed to have occurred under this Note; or

     4.3. Other Terms.  The Company shall default in the performance or
          -----------
observance of any covenant or condition of this Note (other than those described or referred to in any other paragraph of this Section 4) and such default shall continue for more than 60 days after the first to occur of (a) the Chief Executive Officer or the Chief Financial Officer obtaining actual knowledge of such default or (b) the Company's receipt of written notice of such default from the Noteholder; or

     4.4. Breach of Representations or Warranties.  Any representation or
          ---------------------------------------
warranty made by the Company in the Agreement or in any statement or certificate at any time given by it in writing in connection herewith or therewith shall (taken as a whole) be false in any material respect on the date when made; or

     4.5. Involuntary Bankruptcy, Appointment of Receiver, etc. (a) A court
          ----------------------------------------------------
having jurisdiction shall enter a decree or order for relief in respect of the Company or TalentPoint Technology, Inc. in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any other similar relief shall be granted and remain unstayed under any applicable federal or state law; or (b) an involuntary case is commenced against the Company or TalentPoint Technology, Inc. under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a decree or order of a court having jurisdiction in the premises is entered for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or TalentPoint Technology, Inc. or over all or a substantial part of any of their respective properties, or an interim receiver, trustee or other custodian of the Company or TalentPoint Technology, Inc. for all or a substantial part of their respective properties is involuntarily appointed, or a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Company or TalentPoint Technology, Inc., and in the case of each of the events specified in this clause (b) such event continues for 60 days without being dismissed, bonded, stayed, vacated or discharged; or

     4.6. Voluntary Bankruptcy, Appointment of Receiver, etc.  The Company or
          --------------------------------------------------
TalentPoint Technology, Inc. shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Company or TalentPoint Technology, Inc. shall make any assignment for the benefit of creditors;

     4.7. Judgments and Attachments.  One or more judgments or decrees shall be
          -------------------------
entered against the Company or any of its Subsidiaries (and shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof) involving aggregate liability (to the extent not paid or fully covered by insurance) in excess of $1,000,000; then, (a) upon the occurrence of any Event of Default described in Section 4.5 or 4.6, the unpaid principal amount of this Note, together with accrued interest thereon, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (b)
upon the occurrence of any other Event of Default the Required Noteholders may, upon written notice to the Company, declare this Note to be due and payable, whereupon the principal amount of this Note, together with accrued interest thereon, shall automatically become immediately due and payable, without any other notice of any kind, and without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company; provided, however, that the acceleration of principal and interest with
         --------  -------
respect to this Note and the exercise of judicial and foreclosure remedies shall be subject to the restrictions referred to in Section 5 below.

5.   SUBORDINATION.

     The Subordination Agreement is incorporated in this Note by this reference and constitutes a part of this Note with the same force and effect as if set forth at length herein. The indebtedness this Note evidences is, in all respects, subordinate and subject in right of payment in full of all Senior Indebtedness (as the Subordination Agreement defines that term) to extent provided in the Subordination Agreement. Each holder of this Note, by accepting the same, agrees to and will be bound by those provisions.

6.   DEFINITIONS.

     The following terms used in this Note shall have the following meanings:

     6.1. "Agent Bank" at any time has the meaning set forth in the Loan
           ----------
Agreement at such time.

     6.2. "Bankruptcy Code" means Title 11 of the United States Code and any
           ---------------
successor statute.

     6.3. "Business Day" means any day excluding Saturday, Sunday and any day
           ------------
which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in New York, New York, are authorized or required by law or other governmental action to close.

     6.4. "Capital Expenditures" shall have the meaning set forth in the Loan
           --------------------
Agreement.

     6.5. "Company Competitor" shall mean any company that is engaged
           ------------------
principally in the business of recruitment, recruitment software development, sales force, management and customer service training, employee survey, pre-employment testing and assessment or Oracle technology consulting.

     6.6. "Default" means any event, act or condition which with notice or lapse
           -------
of time, or both, would constitute an Event of Default.

     6.7.  "EBITDA" shall have the meaning set forth in the Loan Agreement as of
            ------
the date hereof and without giving effect to any amendment or replacement thereof, unless otherwise agreed by the Noteholder.

     6.8.  "Incorporated by Reference" means, with respect to any referenced
            -------------------------
provision of the Loan Agreement, the incorporation of that provision to this Note with the same effect and for all purposes as if set forth in full in this Note, together with any referenced definitions or schedules and any cross referenced provisions included in such referenced provision of the Loan Agreement, except that, where any such included cross referenced provision has been likewise Incorporated by Reference and as so incorporated has been modified or supplemented, such cross reference shall be deemed to be to the cross referenced provision as so Incorporated by Reference, as so modified or supplemented.

     6.9.  "Indebtedness" has the meaning set forth in the Loan Agreement, as in
            ------------
effect on the date hereof.

     6.10. "Loan Agreement" means the Loan Agreement dated as of December 27,
            --------------
1999 among the Company, Fleet National Bank, as Agent and a lender, and the other financial institutions party thereto, together with any schedules, exhibits, appendices or other attachments thereto, as such Agreement may be amended, restated, extended, renewed, supplemented, refinanced, replaced or otherwise modified from time to time.

     6.11. "Loan Documents" at any time means, collectively, the Loan Agreement,
            --------------
the related security agreements, guarantees, pledge agreements, notes and the other documents executed and delivered by the Company or any of its Subsidiaries pursuant to the terms thereof at such time.

     6.12. "Notes" means this Note, each other Note (as defined in the
            -----
Agreement), each Interest Note issued pursuant to any Note and each successor
Note issued upon transfer or exchange of any Note.

     6.13. "Person" at any time has the meaning set forth in the Loan Agreement
            ------
at such time.

     6.14. "Subsidiary" at any time has the meaning set forth in the Loan
            ----------
Agreement at such time.

     6.15. "Transaction Agreements" has the meaning set forth in the Securities
            ----------------------
Purchase Agreement.

7.   MISCELLANEOUS.

     7.1. Amendments and Waivers. Any provision of this Note may be amended,
          ----------------------
modified, terminated or waived only with the written consent of the Noteholder and the Company. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 7.1 shall be binding upon the Noteholder at the time of such effectuation and each future holder thereof.

     7.2. Independence of Covenants.  All covenants hereunder shall be given
          -------------------------
independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

     7.3. Notices.  All notices, demands or other communications to be given or
          -------
delivered to the Company or the Noteholder under or by reason of the provisions of the Notes shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via facsimile. Such notices, demands and other communications will be sent to the address indicated in
Section 12.4 of the Securities Purchase Agreement or, if no address is specified for the Noteholder in such Section 12.4, to it at its record address reflected in the transfer register for the Note, or, in each case to such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; provided that the
                                                        --------
failure to deliver copies of notices as indicated above shall not affect the validity of any notice. Any such communication shall be deemed to have been given (i) on the date actually received, if personally delivered, or sent by nationally recognized overnight courier or sent via facsimile or e-mail or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

     7.4. Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or
          -----------------------------------------------------
delay on the part of the Noteholder in the exercise of any power, right or privilege hereunder or under this Note shall impair such power, right or privilege or (in the absence of a written waiver that complies with Section 7.3) be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
All rights and remedies existing under the Note are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     7.5. Severability.  If and to the extent that any provision in this Note
          ------------
shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Note, or of such provision or obligation in any other jurisdiction, or of such provision to the extent not invalid, illegal or unenforceable shall not in any way be affected or impaired thereby.

     7.6. Headings.  Section and subsection headings in this Note are included
          --------
herein for convenience of reference only and shall not constitute a part of this Note for any other purpose or be given any substantive effect.

     7.7. Governing Law.  This Note shall be governed by and construed in
          -------------
accordance with the domestic substantive laws of the Commonwealth of Pennsylvania, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

     7.8. Consent to Jurisdiction.  The Company, by its execution hereof, and
          -----------------------
the Noteholder, by its acceptance hereof, (i) hereby irrevocably submits to the jurisdiction of the state courts of the State of Pennsylvania or the United States District Court located in the District of Pennsylvania for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Note or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Note or the subject matter hereof may not be enforced in or by such court, and (iii) hereby agrees not to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each of the Company and the Noteholder hereby consents to service of process in any such proceeding in any manner permitted by Pennsylvania law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.3 hereof is reasonably calculated to give actual notice.

     7.9. WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW
          --------------------
WHICH CANNOT BE WAIVED, THE COMPANY, BY ITS EXECUTION HEREOF, AND THE NOTEHOLDER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, AND COVENANTS THAT IT NOT WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS NOTE OR THE SUBJECT

                                                                   Exhibit 10.11

MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. THE COMPANY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE NOTEHOLDER THAT THIS SECTION 7.9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE NOTEHOLDER IS RELYING AND WILL RELY IN PURCHASING THIS NOTE. ANY PERSON MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PERSON REFERENCED HEREIN TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by a duly authorized officer as of the date first written above.

                                         TalentPoint, Inc.


                                         By: /s/ Elliot Clark
                                            -------------------------------
                                            Name:  Elliot Clark
                                            Title: Chief Operating Officer